UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2025

UGI Corporation

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania (State or Other Jurisdiction of Incorporation)	1-11071 (Commission File Number)	23-2668356 (IRS Employer Identification No.)

500 North Gulph Road, King of Prussia, PA 19406

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: 610 337-1000

Not Applicable

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without par value	UGI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 24, 2025, Mountaineer Gas Company (“Mountaineer”), a wholly owned subsidiary of UGI Corporation (the “Company”), entered into a Note Purchase Agreement (the “Note Purchase Agreement”) with certain persons relating to the private placement of $50 million aggregate principal amount of 6.11% Senior Notes, Series F, with a maturity date of June 1, 2035 (the “Series F Notes”) and $20 million aggregate principal amount of 6.21% Senior Notes, Series G, with a maturity date of June 1, 2037 (the “Series G Notes,” and together with the Series F Notes, the “Notes”). The private placement of the Notes is exempt from registration under the Securities Act of 1933, as amended. Funding of the Notes is expected on or before May 30, 2025. Interest payments on the Notes will be payable semiannually on June 1st and December 1st of each year. The Notes will be unsecured and unsubordinated obligations of Mountaineer, ranking pari passu in all respects with Mountaineer’s existing and future unsecured and unsubordinated indebtedness. If any subsidiary guarantees or otherwise becomes liable for Mountaineer’s obligations under a material credit facility, the subsidiary will provide a guaranty of payment of the Notes and compliance with the Note Purchase Agreement. Proceeds from the Notes will be used primarily to refinance indebtedness and for general corporate purposes. The pricing of the Notes occurred on April 9, 2025.

The Note Purchase Agreement includes the usual and customary covenants for note purchase agreements of this type, including, among others, covenants relating to the maintenance of existence, payment of taxes when due, compliance with laws, maintenance of properties in good repair, compliance with the Office of Foreign Assets Control of the United States Department of the Treasury, maintenance of insurance, maintenance of books and records, pari passu ranking, merger and consolidation, line of business, antiterrorism and sanctions, and change in control. The Note Purchase Agreement also contains restrictive and financial covenants, specifying, among other things, that the sale of assets is limited to 15% of consolidated total assets in any fiscal year subject to safe harbors for debt prepayment or property reinvestments and specified exclusions, that priority indebtedness (excluding certain indebtedness of subsidiaries) will not at any time exceed 15% of consolidated tangible net worth, that the ratio of total debt to total capitalization will not at any time exceed 0.65 to 1.00, that the ratio of consolidated EBITDA to consolidated interest expense of Mountaineer shall not be less than 2.00 to 1.00 and that Mountaineer’s consolidated tangible net worth will not be less than $70 million at any time.

The Note Purchase Agreement also contains customary events of default, including, without limitation, failure to pay principal and make whole amount when due at maturity or otherwise, failure to pay interest within five business days of the due date, failure to satisfy any financial covenant or negative covenant, failure to comply with the affirmative covenants within a 30-day grace period, default beyond the applicable grace period for payments on other borrowings and cross acceleration for acceleration of other borrowings as a result of non-monetary defaults provided that either of such defaults relates to indebtedness in an aggregate principal amount of $25 million or more, certain events of bankruptcy or insolvency of Mountaineer and its material subsidiaries, judgment defaults provided such judgment relates to the payment of money aggregating in excess of $25 million, and material ERISA defaults.

Each of the Series F and Series G Notes are callable by Mountaineer, in whole or in part, (i) at any time at a price equal to 100% of the principal amount thereof, plus the applicable “make-whole” amount and accrued and unpaid interest thereon to the date of prepayment, and (ii) at any time after March 3, 2035 and March 3, 2037, respectively, at 100% of the principal amount thereof, plus accrued and unpaid interest thereon to the date of prepayment, but without the payment of the “make-whole” amount. Holders of the Notes have a right to require prepayment of the principal amount of the Notes, together with interest accrued thereon, if Mountaineer ceases for any reason to be directly or indirectly majority owned, beneficially and of record, by the Company, including, without limitation, if the Company ceases to own (beneficially and of record), directly or indirectly, voting stock of Mountaineer representing 51% or more of the combined voting power of all voting stock of Mountaineer and 51% or more of the economic interests in Mountaineer, or if Mountaineer or any of its subsidiaries executes any agreement that may reasonably be expected to result in a change of control and if none of Fitch, Moody’s or Standard & Poor’s at such time is providing a debt rating for Mountaineer or at such time Mountaineer’s debt rating is below BBB- by Fitch, below Baa3 by Moody’s or below BBB- by Standard & Poor’s or there is a rating decline within 60 days of such event.

The foregoing description of the Note Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Note Purchase Agreement, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 regarding the Note Purchase Agreement is hereby incorporated into this Item 2.03 by reference. This description is qualified in its entirety by reference to the full text of the Note Purchase Agreement, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number:	Description
4.1	Note Purchase Agreement, dated April 24, 2025, by and among Mountaineer Gas Company and the purchasers listed as signatories thereto.

104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UGI Corporation

April 29, 2025	By:	/s/ Jessica A. Milner
	Name:	Jessica A. Milner
	Title:	Secretary